Exhibit 99.1

FROM:	Ursula H. Moran (973) 617-5756	Ray Arthur (973) 617-5755
	Investor Relations	Chief Financial Officer

FOR:	Toys “R” Us, Inc.	Susan McLaughlin (973) 617-5900
	(NYSE: TOY)	Media Relations FOR IMMEDIATE RELEASE

TOYS “R” US ISSUES STATEMENT REGARDING ITS DEBENTURES

WAYNE, NEW JERSEY, March 23, 2005 – Toys “R” Us, Inc. today stated that it currently has no plans to make a tender offer for any of its outstanding debt securities. The recently announced Agreement and Plan of Merger with Global Toys Acquisition, LLC requires the company to make a tender offer for outstanding debt securities only at the request of Global Toys Acquisition, LLC. The company has not received any such request from Global Toys Acquisition, LLC and does not know if such a request will be made. The Agreement and Plan of Merger was filed by the company on Form 8-K dated March 22, 2005.

The company is making this statement in light of inquiries from holders of its debt securities as well as certain analyst and other reports suggesting that the company intends to tender for outstanding debt securities.

Toys “R” Us is one of the leading specialty toy retailers in the world. Currently it sells merchandise through 1,500 stores, including 681 toy stores in the U.S. and 601 international toy stores, including licensed and franchise stores as well as through its Internet sites at www.toysrus.com, www.imaginarium.com and www.sportsrus.com. Babies “R” Us is the largest baby product specialty store chain in the world and a leader in the juvenile industry, and sells merchandise through 218 stores in the U.S. as well as on the Internet at www.babiesrus.com.

This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. All statements herein that are not historical facts, including statements about our beliefs or expectations, are forward-looking statements. We generally identify these statements by words or phrases such as “anticipate,” “estimate,” “plan,” “expect,” “believe,” “intend,” “will,” “may,” and similar words or phrases. These statements discuss, among other things, our strategy, store openings and renovations, future financial or operational performance, anticipated cost savings, results of restructurings, anticipated domestic or international developments, and other goals, targets and future occurrences and trends. These statements are subject to risks, uncertainties and other factors, including, among others, competition in the retail industry, seasonality of our business, changes in consumer preferences and consumer spending patterns, general economic conditions in the United States and other countries in which we conduct our business, our ability to implement our strategy, availability of adequate financing, our dependence on key vendors of our merchandise, international events affecting the delivery of toys and other products to our stores, economic, political and other developments associated with our international operations, and risks, uncertainties and factors set forth in our reports and documents filed with the Securities and Exchange Commission (which reports and documents should be read in conjunction with this press release). We believe that all forward-looking statements are based upon reasonable assumptions when made; however, we caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that, accordingly, you should not place undue reliance on these statements. Forward-looking statements speak only as of the date when made, and we undertake no obligation to update these statements in light of subsequent events or developments. Actual results and outcomes may differ materially from anticipated results or outcomes discussed in forward-looking statements.

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